SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

     [X] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                               Commission Only (As Permitted by
     [_] Definitive Proxy Statement            Rule 14a-6(e)(2))

     [_] Definitive Additional Materials

     [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AIRTRAX, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:

     [_] Fee paid previously with preliminary materials.


     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:

                                  AIRTRAX, INC.
                               870B Central Avenue
                           Hammonton, New Jersey 08037

                                                   March__, 2005

Dear Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of Airtrax, Inc. (the "Company"). The Meeting will be held on March 28, 2005 at 9:30 a.m. local time, at the Ramada Inn, 2216 West Landis Avenue, Vineland, New Jersey 08360.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We also will report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to the Company will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,





                           /s/ Peter Amico
                           ---------------
                           Peter Amico
                           Chief Executive Officer and Chairman
                           of the Board of Directors

                                  AIRTRAX, INC.
                               870B Central Avenue
                           Hammonton, New Jersey 08037

                   NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                             MONDAY, MARCH 28, 2005

Notice is hereby given that a Special Meeting of Stockholders of Airtrax, Inc. (the "Company"), a New Jersey corporation, will be held on March 28, 2005 at 9:30 a.m. local time, at the Ramada Inn, 2216 West Landis Avenue, Vineland, New Jersey 08360, for the following purposes:

1. To approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock, no par value per share (the "Common Stock") of the Company from 20,000,000 shares to 100,000,000 shares; and

2. To approve an amendment to the Company's certificate of incorporation to increase the authorized shares of the Company's "blank check" preferred stock from 500,000 to 5,000,000 shares; and

3. To approve an amendment to the Company's certificate of incorporation to provide, to the fullest extent permitted by New Jersey law, that the Company's directors or officers shall not be personally liable to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duty; and

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2003 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Wednesday, February 16, 2005 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you so desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By Order of the Board of Directors,





                                /s/ Peter Amico
                                ---------------
                                Peter Amico
                                Chief Executive Officer and Chairman
                                of the Board of Directors
Hammonton, New Jersey
March __, 2005

                                  AIRTRAX, INC.
                               870B Central Avenue
                           Hammonton, New Jersey 08037

                                 PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of Airtrax, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's Special Meeting of Stockholders (the "Meeting"), which will be held on March 28, 2005 at 9:30 a.m. local time, at the Ramada Inn, 2216 West Landis Avenue, Vineland, New Jersey 08360

The Board of Directors has fixed the close of business on Wednesday, February 16, 2005 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of Wednesday, February 16, 2005, 15,387,092 shares of the Company's common stock, no par value, were issued and outstanding. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting and broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about March __, 2005. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on February 16, 2005, on all matters that come before the Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. However, if a proxy is signed but no specification is given, the shares will be voted "FOR" Proposal 1 (to elect the Board's nominees to the Board of Directors). A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

Determination of whether a matter specified in the Notice of a Special Meeting of Stockholders has been approved will be determined as follows. For proposals 1, 2, and 3 to amend the Company's Certificate of Incorporation, the affirmative vote of a majority of all shares of Common Stock outstanding is required. For each other matter, the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. However, if a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2 and 3. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out of pocket expenses incurred in so doing.

1. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

The board of directors has adopted, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000. The Company currently has authorized capital stock of 20,000,000 shares and approximately 15,387,092 shares of Common Stock are outstanding as of the Record Date.

Between September 8, 2004 and the date hereof, we have entered into several financing agreements that require an issuance of shares greater than the number of shares that the Company is currently authorized to issue. By entering into these agreements, the Company has exhausted its 20,000,000 authorized shares of Common Stock and cannot meet any equity and/or convertible debt-based obligations entered into after September 2004 without stockholder approval for an increase in the number of authorized shares. Specifically, the Company has completed the following financing transactions:

     o On February 11, 2005, the Company entered into a Subscription Agreement with certain accredited investors pursuant to which the Company sold an aggregate of $5,000,000 of principal amount promissory notes which are convertible into an aggregate of 3,846,154 shares of Common Stock and Class A and B warrants to purchase an aggregate of 2,884,615 shares of Common Stock.

     o In addition, the Company entered into a Securities Purchase Agreement with certain accredited investors on November 22 and 23, 2004 pursuant to which the Company issued warrants to purchase an aggregate of 984,000 shares of Common Stock.

     o Between September 8, 2004 and December 20, 2004, the Company received subscriptions for an aggregate of 1,812,403 shares of Common Stock and an aggregate of 906,200 shares of Common Stock issuable upon exercise of common stock purchase warrants to 33 accredited investors pursuant to a private placement offering.

In addition to the foregoing, the Company has the following convertible securities outstanding:

     o Warrants to purchase 100,000 shares of Common Stock which were issued pursuant to an Advisory Agreement dated as of September 20, 2004.

     o Options to purchase an aggregate of 1,000,000 shares of Common Stock issued to Fil Filipov in connection with the proposed acquisition of Filco GmbH and in consideration for Mr. Filipov's services as a director of the Company.

     o Warrants to purchase an aggregate of 2,615,375 shares of Common Stock exercisable at $1.25 per share.

     o Warrants to purchase an aggregate of 865,000 shares of Common Stock exercisable at $2.50 per share

Based upon the foregoing, the Company will need a total of approximately 15,013,747 shares of Common Stock in order to be able to honor these various obligations, greater than the number of shares that the Company is currently authorized to issue. Unless the Company's stockholders approve this Proposal 1, the Company will be unable to perform its obligations under the equity and/or convertible debt-based agreements and will be in default pursuant to the terms of the agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of the your investment in the Company. The Company intends to utilize the additional shares of authorized Common Stock in order to meet its obligations pursuant to the aforementioned equity and/or convertible debt-based financings and to have sufficient shares of Common Stock available with respect to the Company's outstanding convertible securities. In addition, the board of directors believes that the increase in authorized Common Stock would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. Notwithstanding the aforementioned, the Company has no present intentions to issue any of the newly authorized shares of common stock.

The amendment to the first paragraph of Section 5 of our certificate of incorporation with respect to this Proposal 1 shall read as follows:

"5. The aggregate number of shares which the corporation shall have the authority to issue is one-hundred five million (105,000,000), itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

                                                    Par value per Share or
                                                    statement  that  Shares
Class     Series (if any)      Number of Shares     have no par value
-----     --------------       ----------------     -----------------------
Common                           100,000,000               No par
Preferred                          5,000,000               No par"

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

The board of directors recommends a vote " FOR " the proposals to amend our certificate of incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMPANY'S "BLANK CHECK" PREFERRED STOCK TO 5,000,000 SHARES

The board of directors has adopted, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of "blank check" preferred stock from 500,000 to 5,000,000.

Pursuant to the laws of the State of New Jersey and the Company's certificate of incorporation, the Company's board of directors will have the authority, without further action by our stockholders, to issue up to 500,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. The Company's board of directors is now requesting that the stockholders approve an increase in the number of shares of "blank check" preferred stock which the Company can issue from 500,000 to 5,000,000. Currently, the Company has 275,000 shares of preferred stock outstanding which was issued to Arcon Corp., a corporation wholly owned by the Company's chairman and president, Peter Amico. In addition, the Company intends to issue an additional 100,000 shares of preferred stock to Arcon Corp. in lieu of approximately 221,000 shares of Common Stock as payment for accrued dividends with respect to the 275,000 shares of preferred stock. The Company believes that said issuance of 100,000 shares of preferred stock is in the best interests of its shareholders because the payment of accrued dividends in the form of Common Stock may result in substantial dilution to the interests of its common stockholders. Notwithstanding the aforementioned, the Company has no present intentions to issue any of the newly authorized shares of preferred stock.

The board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the Company against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the common stockholders. Further, this type of "blank check preferred stock" makes it possible for the Company to issue preferred stock quickly with terms calculated to delay or prevent a change in the Company's control or make removal of the Company's management more difficult. Additionally, if the Company issues the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

The amendment to Section 5 of the Company's certificate of incorporation with respect to this Proposal 2 shall read as follows:

"5. The aggregate number of shares which the corporation shall have the authority to issue is fifty five million (55,000,000), itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:



                                                    Par value per Share or
                                                    statement that Shares
Class     Series (if any)      Number of Shares     have no par value
-----     ---------------      ----------------     ----------------------
Common                            100,000,000             No par
Preferred                           5,000,000             No par



The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors."

The board of directors recommends a vote " FOR " the proposals to amend the Company's certificate of incorporation to increase the number of authorized shares of "blank check" preferred stock from 500,000 to 5,000,000.

3. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT THE COMPANY MAY INDEMNIFY ITS OFFICERS AND DIRECTORS

The board of directors has adopted, subject to stockholder approval, an amendment to the Company's certificate of incorporation which will provide to the fullest extent permitted by New Jersey law, that the Company's directors or officers shall not be personally liable to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of the amendment to the Company's certificate of incorporation is to eliminate the Company's rights and its shareholders rights (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The board of directors believes that the indemnification provisions in the Company's certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The board of directors recommends a vote " FOR " the proposals to amend the Company's certificate of incorporation to provide to the fullest extent permitted by New Jersey law, that the Company's directors or officers shall not be personally liable to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duty.

4. OTHER BUSINESS

The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                                   MANAGEMENT

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:



Name                     Age    Position
----                     ---    --------

Peter Amico              61     President and Chairman of the Board of Directors

D. Barney Harris         43     Executive Vice President and Director

Frank A. Basile, Esq     68     Director

James Hudson             61     Director

William Hungerville      68     Director

Fil Filipov              58     Director



Peter Amico - Mr. Amico is the founder of the Company and has been President and Chairman of the Company and its predecessor since their inception in April 1995. Prior to 1995, Mr. Amico was president and majority shareholder of Titan Aviation and Helicopter Services, Inc. ("Titan"). He has an extensive background in sales and in structural steel design. His career in sales has spanned over thirty years and he has held sales positions at Firestone Tire & Rubber and Union Steel Products, Inc. As a consequence of separate helicopter and airplane accidents involving Titan, Mr. Amico filed for bankruptcy protection in 1996.

D. Barney Harris - Mr. Harris has been a Director of the Company since December 1998 and a Vice President since July 1999. From 1997 to July 1999, Mr. Harris was employed by UTD, Inc. Manassas, Virginia. Prior to 1997, Mr. Harris was employed by EG&G WASC, Inc., Gaithersburg, Maryland, as a Senior Engineer and Manager of the Ocean Systems Department where he was responsible for the activities of 45 scientists, engineers and technicians. During this period while performing contract services for the US Navy, he was principally responsible for the design of the omni-directional wheel presently used by the Company. Mr. Harris received his B.S.M.E. from the United States Merchants Marine Academy in 1982.

Fil Filipov - Mr. Filipov is the Chairman of Supervisory Board of Tatra, a Czech Company, which is producing off highway trucks. He is the former President & CEO of Terex Cranes, a Division of Terex Corp. From 1994 through 1996, Mr. Filipov served as Executive Vice President of the Terex Corp., where he was responsible for strategic acquisitions and was the Managing Director of Clark Material Handling Company in Germany (Filco GmbH). If the acquisition of Filco GmbH is completed Mr. Filipov will retain 24.9% of Filco GmbH.

James Hudson - Mr. Hudson has been a Director of the Company since May 1998. From 1980 to present, he has been President of Grammer, Dempsey & Hudson, Inc., a steel distributor located in Newark, New Jersey.

Frank A. Basile, Esq. - Mr. Basile has been a Director of the Company since April 1999. Mr. Basile has been a practicing attorney since 1963 and is president of the law firm Basile & Testa, Vineland, New Jersey.

William Hungerville - Mr. Hungerville has been a director since February 2002. Since 1998, Mr. Hungerville has been retired from full time employment. From 1974 to 1998, he was the sole owner of a pension administrative service firm. Mr. Hungerville is a graduate of Boston College, and attended an MBA program at Harvard University for 2 years.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

During the fiscal year ended December 31, 2004, based upon an examination of the public filings, all of our company's officers and directors timely filed reports on Forms 3, 4 and 5.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:

                           Summary Compensation Table:
                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION


                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Peter Amico               2004    116,826(1)       0         237,500(3)       -            -            -             -
President and Chairman    2003     88,462(1)       0         64,000(2)        -            -            -             -
of the Board of Directors 2002     84,135(1)       0         51,399(2)        -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

(1) During 2004, Mr. Amico was entitled to receive a salary of $185,000, however $116, 825.62 was paid and the balance was deferred for future payment. During 2003, Mr. Amico was entitled to receive a salary of $100,000, however $88,461.68 was paid and the balance was deferred for future payment. In 2002, $84,135 was paid as salary to Mr. Amico and $3,365 balance deferred for future payment. In 2002 and 2003, Mr. Amico received the use of a company automobile which the Company valued at $1,000.

(2) Pursuant to his employment agreement for the year 2004 through 2005, Mr. Amico had outstanding options to acquire a total of 500,000 shares at a total price of $0.85 per share. Pursuant to his employment agreement for the year 2003 through 2004, Mr. Amico had outstanding options to acquire a total of 50,000 shares at a total price of $0.01. Pursuant to previous employment agreements, Mr. Amico had outstanding options to acquire a total of 180,000 shares of common stock of the Company. Of these options, 20,000 shares wee exercised at a total price of $2.00, 50,000 shares were exercised at $0.315 per share, 60,000 shares wee exercised at a price of $0.1575 per share, and 50,000 shares were exercised at a total price of $0.01. On February 12, 2003, Mr. Amico exercised all of his options in exchange for the payment of $25,202. The fair market value of the underlying common stock was $1.26 per share, on the close of business on the exercise date of February 12, 2003. The amount for 2003 represents the number of options (50,000) multiplied by the fair market ($1.26) less his exercise costs of $0.01. The amount for 2002 represents the number of options (50,000) multiplied by the fair market ($1.26) less his exercise costs of $12,601. The amount for 2001 represents the number of options (50,000) multiplied by the fair market ($1.26) less his exercise costs of $12,601. In addition, for 2002 and 2003, the amounts include $1,000 for the value of an automobile usage.

(3) The value for the year 2004 is based upon statements of financial accounting standards no. 123 and 148, which became a mandatory method for valuing options in 2004.

EMPLOYMENT AGREEMENTS

The Company and Peter Amico have entered into written employment agreements for Mr. Amico's role as President of the Company. The parties entered into an agreement covering the period from April 1997 to June 30, 2002 ("Original Employment Agreement"). Effective July 1, 2002, the parties entered into a second employment agreement for a one year term ("Second Employment Agreement"). Agreements for the year 2003 through 2004 and 2004 through 2006 were agreed to on November30, 2004.

Under the Original Employment Agreement, Mr. Amico received an annual salary of $75,000 per year, and received stock options to acquire up to 50,000 shares per annum. Of the options, 10,000 shares were exercisable for a total consideration of a $1.00 beginning in year three of the contract, 25,000 shares were exercisable at 30% of the lowest price paid for the stock in the 30 day period preceding such exercise for each year of the contract, and 15,000 shares were exercisable at 15% of the lowest price paid for the stock in the 30 day period preceding such exercise beginning in year three of the contract.

Under the Second Employment Agreement, Mr. Amico was entitled to receive an annual salary of $100,000, and receive an option to acquire 50,000 shares of common stock of the Company for a total exercise price of $0.01. The Company may terminate the agreement without cause upon 14 days' written notice to the Employee.

Under the Employment Agreement, ratified by the Board of Directors on November 30, 2004 for the period of July, 1 2003 through June 30, 2004, Mr. Amico was entitled to receive an annual salary of $135,000, and receive an option to acquire 50,000 shares of our common stock for a total exercise price of $0.01. We may terminate the agreement without cause upon 14 days' written notice to the Mr. Amico.

Under a two year Employment Agreement, ratified by the Board of Directors on November 30, 2004 for the period of July 1, 2004 through June 30, 2005, Mr.

Amico is entitled to receive an annual salary of $200,000, and receives options to purchase up to 500,000 shares of our common stock per year at a rate equal to the "bid" price of the stock per share on the beginning date of the employment agreement. All options have a cashless exercise. We may terminate the agreement without cause upon 14 days' written notice to Mr. Amico. Under the second year of the above Employment Agreement, for the period of July 1, 2005 through June 30,2006, Mr. Amico is entitled to receive an annual salary of $250,000, and options to purchase up to 750,000 shares of our common stock per year at the rate equal to the "bid" price of the stock per share on the beginning date of the employment agreement. All options have a cashless exercise. We may terminate the agreement without cause upon 14 days' written notice to Mr. Amico.

DIRECTORS' COMPENSATION

The Company's directors are compensated at the rate of $250 per meeting and are reimbursed for expenses incurred by them in connection with the Company's business. During 2002 and 2001, each director, other than Mr. Amico, received an annual stock option to purchase 5,000 shares of common stock exercisable at $0.50 per share. During 2003, each director received a stock grant of 10,000 shares of the Company's common stock. During 2004, each director received a stock grant of 10,000 shares of the Company's common stock. The Company's board of directors approved a stock grant in the amount of 20,000 shares of common stock for its board of directors for 2005, conditional upon the Company having revenues.

Other than as described above, the Company does not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods indicated in the table. The Company will approve compensation to Board members serving on the Audit Committee of the Company during the next scheduled Board meeting.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2004:

Individual Grants

                                  Number of          % of Total Options
                                  Securities         Granted to
Name                              Underlying         Employees in Fiscal
                                  Options Granted    Year                  Exercise        Expiration Date
                                  (#)                                      Price ($/sh)
---------                         ----------------------------------------------------------------------------
Peter Amico                       50,000            8% (1)                 $   -(1)        None(1)
President and Chairman           500,000            83%(1)                 $.85 (1)        None(1)

(1) Pursuant to his employment agreement for the year 2004 through 2005, Mr. Amico has outstanding options to acquire a total of 500,000 shares at a total price of $0.85 per share. Pursuant to his employment agreement for the year 2003 through 2004, Mr. Amico has outstanding options to acquire a total of 50,000 shares at a total price of $0.01.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table contains information concerning the number and value, at December 31, 2004, of unexercised options held by executive officers named in the Summary Compensation Table:


                      Number of Securities Underlying Unexercised Options at    Value  of   Unexercised   In-the-Money
Name                          FY-End (#) (Exercisable/Unexercisable)            Options       at      FY-End       ($)
                                                                                (Exercisable/Unexercisable)
-------              ------------------------------------------------------------------------------------------------------
Peter Amico                 50,000             50,000                            .85                  $42,500
President and Chairman      500,000           500,000                            .39                  $195,000


                               STOCK OPTION PLANS

The Company provided a stock grant for its board of directors for 2004, as described above under the heading entitled "Directors Compensation".

Other than as described above, the Company does not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods indicated in the table.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table identifies as of February 16, 2005 information regarding the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of its common stock and Preferred Stock of the Company, the number of and percent of the Company's common stock beneficially owned by:

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from February 16, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of February 16, 2005 have been exercised and converted.


Peter Amico(1)                     Common Stock     1,870,623(6)    12.16%(2)
870B Central Avenue             Preferred Stock     2,750,000(3)(5)      100%
Hammonton, NJ 08037

D. Barney Harris(1)                Common Stock       236,025(7)     1.53%(2)
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

Frank Basile(1)                    Common Stock       142,873(8)           *
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

James Hudson(1)                    Common Stock        75,800(9)           *
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

William Hungerville(1)             Common Stock       165,950(10)    1.07%(2)
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

All Officers and Directors         Common Stock     2,491,271(11)   16.19%(2)
As a Group (5 persons)          Preferred Stock     2,750,000            100%

Arcon Corp.                        Common Stock     1,580,623(4)    10.27%(2)
870B Central Avenue             Preferred Stock     2,750,000(3)(5)      100%
Hammonton, NJ 08037

*Less than 1%

(1) The address of each beneficial owner is the address of the Company.

(2) Based on 15,387,092 shares of common stock outstanding as of February 16, 2005, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Based upon 275,000 outstanding shares of preferred stock after giving effect to the 10 for 1 voting rights.

(4) Represents 1,580,623 shares held by Arcon Corp., a corporation wholly owned by Mr. Amico ("Arcon"), and however, excludes common stock that may be issued to Arcon as a dividend on the preferred stock.

(5) Represents shares held by Arcon.

(6) Represents 1,580,623 shares of common stock held by Arcon as stated in footnote (4) above, and 305,000 shares of common stock held individually by Mr. Amico.

(7) Represents 200,625 shares of common stock held individually, 25,000 shares of common stock issuable under his employment agreement, and 5,000 shares of common stock issuable upon exercise of director's options for 2002.

(8) Represents 100,000 shares held individually, 15,000 shares of common stock issuable upon exercise under director's options for 2002 and 2001, 12,046 shares held by an affiliate, and 10,000 shares held by his spouse. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(9) Represents 41,300 shares of common stock held by an affiliate. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(10) Represents 34,300 shares of common stock held individually, 700 shares held by his spouse and 10,000 shares held by a family trust. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(11) Includes (4), (6), (7), (8), (9), and (10).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Arcon Corp., a corporation wholly owned by the Company's chairman and president, owns 275,000 shares of preferred stock of the Company. Each share of Preferred Stock is entitled to 10 voting rights on all matters on which shareholders are entitled to vote. The preferred stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. The annual cash dividend as of November 31, 2004 was $68,750. Dividends are cumulative and the holder has a right during any quarter to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the lowest private offering or trading price of the common stock. The preferred stock is not convertible into common stock, however, has a preference over common stockholders upon liquidation equal to the stated value per share. For fiscal year 2001, Arcon received 246,731 shares of common stock of the Company in lieu of the cash dividend. For fiscal year 2002, Arcon received a cash dividend of $17,187.50, and will receive 100,000 preferred shares in lieu of 221,892 shares of common stock of the Company in lieu of the cash payment for the balance of the dividend. For fiscal year 2003, Arcon expects to receive 19,097 shares of common stock in lieu of the cash payment of the dividend. In 2004, Arcon received payments of $17,187.50 for dividends due in 2002, $63,020.86 for dividends due in 2003 and $51,562.52 for dividends due in 2004, of which $17,187.50 remains payable in accrued dividends to Arcon.

Arcon Corp. and the Company's President have made loans from time to time to the Company in varying amounts. The loan is due on demand and bears interest at 12%. As of December 31, 2004, the loan balance was $33,455.

Mrs. Patricia Amico, the wife of the Company's President, performed services to the Company during 2004, 2003, 2002, and 2001 for which she received $13,030, $11,579, $9,930, and $9,126, respectively.

Mr. Frank Basile, a director of the Company, is a partner of a law firm that performed legal services to the Company during fiscal 2004, 2003 and 2002. The billing amount for such services for each year was less than $10,000.

During 2002 and 2001, each director of the Company, other than Mr. Amico, received a stock option to acquire 5,000 shares of common stock at a price per share of $0.50, and in 2003, each director, other than Mr. Amico, received a grant from the Company of 10,000 shares of common stock, and in 2004, each director received a grant from the Company in the amount of 10,000 shares of common stock.

                          ANNUAL REPORT OF THE COMPANY

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "Annual Report"), as amended, including financial statements, accompanies this proxy statement. The Company filed its Annual Report on Form 10-KSB with the Securities and Exchange Commission on April 8, 2004. Stockholders may obtain a copy of this report, without charge, by writing to:
Airtrax, Inc., 870B Central Avenue Hammonton, New Jersey 08037. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

By Order of the Board of Directors,




                                    /s/ Peter Amico
                                        -----------
                                        Peter Amico
                                        Chief Executive Officer and Chairman
                                        of the Board of Directors


Dated:  March __, 2005

PROXY                                                                      PROXY



                                  AIRTRAX, INC.

         PROXY FOR SPECIAL MEETING TO BE HELD ON MONDAY, MARCH 28, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Peter Amico as proxy, with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of Airtrax, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Special Meeting of Stockholders to be held on March 28, 2005 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

         In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

       IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!


Dear Stockholder:

     We cordially invite you to attend a Special Meeting of Stockholders of Airtrax, Inc. to be held on March 28, 2005 at 9:30 a.m. local time, at the Ramada Inn, 2216 West Landis Avenue, Vineland, New Jersey 08360.

     Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4

1. Proposal to approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock of the Company from 20,000,000 shares to 100,000,000 shares.

         For                    Against                   Withheld
         [  ]                   [  ]                      [  ]

2. Proposal to approve an amendment to the Company's certificate of incorporation to increase the authorized shares of the Company's "blank check" preferred stock from 500,000 to 5,000,000 shares.

         For                    Against                   Withheld
         [  ]                   [  ]                      [  ]

3. Proposal to approve an amendment to the Company's certificate of incorporation to provide, to the fullest extent permitted by New Jersey law, that the Company's directors or officers shall not be personally liable to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duty.

         For                    Against                   Withheld
         [  ]                   [  ]                      [  ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

         For                    Against                   Withheld
         [  ]                   [  ]                      [  ]

If you plan to attend the Special Meeting please mark this box    [_]

Dated:____________________, 200___

Signature
              ------------------------------------------------------------------

Name (printed)
              ------------------------------------------------------------------

Title
              ------------------------------------------------------------------

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.